Exhibit (e)(i)(l)

TWELFTH AMENDMENT TO

DIREXION SHARES ETF TRUST

DISTRIBUTION AGREEMENT

This Twelfth Amendment (the “Amendment”) to the Direxion Shares ETF Trust Distribution Agreement (the “Agreement”) dated as of the 31st day of March 2009, as amended from time to time, by and between Direxion Shares ETF Trust (the “Trust”) and Foreside Fund Services, LLC (the “Distributor”) is entered into as of July 28, 2014 (the “Effective Date”).

WHEREAS, WHEREAS, Direxion Shares ETF Trust (the “Trust”) and the Distributor desire to amend Appendix A of the Agreement to reflect the addition of Direxion iBillionaire Index ETF, Direxion Daily 7-10 Year Treasury Bull 2X Shares, Direxion Daily Small Cap Bull 2X Shares, and Direxion Daily Mid Cap Bull 2X Shares and;

WHEREAS, pursuant to Section 8(c) no provision of the Agreement may be changed, waived, discharged or terminated except by an instrument in writing and signed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Distributor hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2. As of the Effective Date, Appendix A to the Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

3. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the Effective Date.

DIREXION SHARES ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Daniel O’Neill	By:	/s/ Mark Fairbanks
	Daniel O’ Neill, President		Mark Fairbanks, President

Exhibit A

DISTRIBUTION AGREEMENT

Appendix A

List of Funds

SPECIALTY FUNDS

Direxion Daily Energy Bull 3X Shares
Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares
Direxion Daily Financial Bear 3X Shares
Direxion Daily Technology Bull 3X Shares
Direxion Daily Technology Bear 3X Shares
Direxion Daily Real Estate Bull 3X Shares
Direxion Daily Real Estate Bear 3X Shares
Direxion Zacks MLP High Income Shares

FIXED INCOME BOND FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares
Direxion Daily 7-10 Year Treasury Bull 3X Shares
Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bear 1X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares
Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily Total Bond Market Bear 1X Shares
Direxion Daily 7-10 Year Treasury Bull 2X Shares

DOMESTIC EQUITY INDEX FUNDS

Direxion Daily Mid Cap Bull 3X Shares
Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily S&P 500® Bull 3X Shares
Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares
Direxion Daily Small Cap Bear 3X Shares
Direxion Daily Total Market Bear 1X Shares
Direxion All Cap Insider Sentiment Shares
Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion S&P 500® DRCC Volatility Response Shares
Direxion Daily S&P 500® Bull 2X Shares
Direxion iBillionaire Index ETF
Direxion Daily Mid Cap Bull 2X Shares
Direxion Daily Small Cap Bull 2X Shares

SECTOR FUNDS

Direxion Daily Basic Materials Bull 3X Shares
Direxion Daily Gold Miners Bull 3X Shares
Direxion Daily Gold Miners Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily Natural Gas Related Bull 3X Shares
Direxion Daily Natural Gas Related Bear 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily Semiconductor Bull 3X Shares
Direxion Daily Semiconducator Bear 3X Shares
Direxion Daily Junior Gold Miners Index Bull 3X Shares
Direxion Daily Junior Gold Miners Index Bear 3X Shares

INTERNATIONAL FUNDS

Direxion Daily Brazil Bull 3X Shares
Direxion Daily Brazil Bear 3X Shares
Direxion Daily FTSE China Bull 3X Shares
Direxion Daily FTSE China Bear 3X Shares
Direxion Daily Developed Markets Bull 3X Shares
Direxion Daily Developed Markets Bear 3X Shares
Direxion Daily Emerging Markets Bull 3X Shares
Direxion Daily Emerging Markets Bear 3X Shares
Direxion Daily India Bull 3X Shares
Direxion Daily South Korea Bull 3X Shares
Direxion Daily South Korea Bear 3X Shares
Direxion Daily Latin America Bull 3X Shares
Direxion Daily Russia Bull 3X Shares
Direxion Daily Russia Bear 3X Shares
Direxion Daily Japan Bull 3X Shares
Direxion Daily Japan Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily FTSE Europe Bear 3X Shares

POOLS

Direxion Daily Gold Bull 3X Shares
Direxion Daily Gold Bear 3X Shares

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